UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant To Section 14(a) Of The
Securities Exchange Act Of 1934
(Amendment No. 1)
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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

X	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12
The New Home Company Inc.
(Name of the Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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EXPLANATORY NOTE
This Amendment No. 1 (this “Amendment”) to the Definitive Proxy Statement on Schedule 14A filed by The New Home Company Inc. (the “Company”) with the U.S. Securities and Exchange Commission on April 6, 2016 (the “Original Filing”) amends the section entitled “Certain Relationships and Related Transactions—Transactions With Related Persons” by adding the following disclosure that was incorrectly omitted from the Original Filing:
The GDR Group
The GDR Group is an information technology services consulting firm that provides the Company with support for its IT Helpdesk, onsite support services, remote systems administration, network infrastructure design and implementation and network security services. In 2015, 2014 and 2013, the Company paid the GDR Group $973,998, $774,657, and $531,448, respectively, of which $310,825, $254,774, $94,677, respectively, related to costs of computer and other office equipment. Two of GDR Group’s principals, Ellen Dorse and Randy Redwitz, are the siblings of Thomas Redwitz, our Chief Operating Officer. Our Chief Operating Officer receives no direct or indirect compensation from the GDR Group for the services it provides to the Company. We believe the terms of the services provided by the GDR Group are no less favorable to us than those that would be available to us in a comparable transaction in arms-length dealings with an unrelated third party.
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This Amendment should be read together with the matters set forth in the Original Filing. Other than as set forth above, all other items of the Original Filing are incorporated herein by reference without change.
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Important Notice Regarding the Availability of Proxy Materials for the 2016 Annual Meeting of Stockholders to be Held on May 24, 2016. The Notice of Annual Meeting, the Proxy Statement, the Company’s 2015 Annual Report and a sample proxy card are available at www.proxyvote.com.